UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MYLAN LABORATORIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYLAN LABORATORIES INC.
1500 Corporate Drive
Suite 400
Canonsburg, Pennsylvania 15317

Notice of Annual Meeting of Shareholders
July 25, 2003
10:00 a.m., Eastern Time
at
Westin Convention Center
Pittsburgh, Pennsylvania

June 20, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Mylan Laboratories Inc. (“Mylan” or “the Company”) to:

•	Elect eleven directors, each for a term of one year;

•	Approve an increase in the number of authorized shares of the Company’s common stock to 600,000,000 shares;

•	Adopt the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan; and

•	Act upon such other business as may be properly brought before the meeting.

IF YOU PLAN TO ATTEND:

          Please note that space limitations make it necessary to limit attendance to shareholders and one guest per shareholder. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport. Shareholders of record at the close of business on May 23, 2003 may vote at the meeting. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a legal proxy reflecting stock ownership as of May 23, 2003, the record date, to gain admission to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

          Your vote is important. Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

          I look forward to seeing you at the meeting.

Sincerely,

Robert J. Coury
Vice Chairman and Chief Executive Officer

ATTENDANCE AND VOTING MATTERS
THE MYLAN BOARD OF DIRECTORS
PERFORMANCE GRAPH
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION AND STOCK OPTION COMMITTEES
REPORT OF THE AUDIT COMMITTEE
MYLAN STOCK OWNED BY OFFICERS AND DIRECTORS
PERSONS OWNING MORE THAN FIVE PERCENT OF MYLAN STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK
PROPOSED LONG-TERM INCENTIVE PLAN
OTHER MATTERS

MYLAN LABORATORIES INC.

Proxy Statement
for
Annual Meeting of Shareholders
To be held on July 25, 2003

Notice of Annual Meeting	1
Attendance and Voting Matters	3
The Mylan Board of Directors	4
Performance Graph	8
Executive Officers	9
Executive Compensation	11
Report on Executive Compensation of the Compensation and Stock Option Committees	15
Report of the Audit Committee	17
Mylan Stock Owned by Officers and Directors	19
Persons Owning More than Five Percent of Mylan Stock	20
Certain Relationships and Related Transactions	21
Independent Auditors	21
Proposed Increase in the Number of Authorized Shares of the Company’s Common Stock	22
Proposed Long-Term Incentive Plan	23
Other Matters	28

          The approximate date of the mailing of this proxy statement is June 24, 2003.

ATTENDANCE AND VOTING MATTERS

Attendance

          If you plan to attend the meeting, registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m.

Voting Methods

          You may vote on matters to come before the meeting in three ways:

•	You may come to the Annual Meeting and cast your vote in person;

•	You may vote electronically over the Internet; or

•	You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

          If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”) you will need to bring a legal proxy obtained from your broker.

          If you vote electronically, you should NOT return your proxy card. If you are a beneficial owner, or own your shares in “street name”, please contact your broker or nominee to determine whether you will be able to vote over the Internet.

          You are entitled to cast one vote for each share of Mylan common stock owned on the record date, May 23, 2003. As of the record date, there were 179,592,183 shares of Mylan common stock outstanding. Shareholders are not entitled to cumulative voting in the election of directors.

Quorum

          A quorum of shareholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of the outstanding shares of Mylan common stock are present at the meeting, in person or by proxy, a quorum will exist. Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

Vote Necessary for Action

          Directors are elected by a plurality vote of shares present in person or by proxy and entitled to vote at the meeting. The eleven director nominees who receive the most affirmative votes will be elected. To be approved, all other actions to be considered by the shareholders will require the affirmative vote of at least a majority of the votes cast by all shareholders entitled to vote on the matter. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be counted for or against any of these proposals.

Stock Split

     On January 27, 2003, the Company effected a three-for-two split of its common stock. Pursuant to the split, all shareholders of record as of January 17, 2003 received one additional share of common stock for every two shares held on that date. All share and per share amounts included in this proxy statement have been adjusted for all periods to reflect the stock split.

THE MYLAN BOARD OF DIRECTORS

Election of Directors

          Our directors are elected to serve for a one-year term. If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

          Mylan has established the number of directors at eleven. The following individuals have been nominated to serve on the Board of Directors. Each of the nominees has consented to act as a director of Mylan if elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MYLAN SHAREHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

			Director
Name	Principal Occupation	Age	Since

Milan Puskar	Chairman of the Board of Mylan	68	1976

Robert J. Coury	Vice Chairman of the Board and Chief Executive Officer of Mylan	42	2002

Wendy Cameron	Retired Vice President, Cameron Coca-Cola Bottling Company, Inc.	43	2002

Laurence S. DeLynn	Retired Consultant	78	1975

John C. Gaisford, M.D.	Director of Burn Research, West Penn Hospital	88	1992

Douglas J. Leech	Chairman, President and Chief Executive Officer of Centra Bank, Inc. and Centra Financial Holdings, Inc.	48	2000

Joseph C. Maroon, M.D.	Professor, Heindl Scholar in Neuroscience and Vice Chairman of the Department of Neurosurgery, University of Pittsburgh Medical Center	63	2003

Patricia A. Sunseri	Senior Vice President, Public Relations of Mylan	63	1997

C.B. Todd	Retired, Former President and Chief Operating Officer of Mylan	69	1993

Randall L. Vanderveen, Ph.D.	Dean of the School of Pharmacy and Graduate School of Pharmaceutical Science at Duquesne University	52	2002

Stuart A. Williams, Esq.	Chief Legal Officer of Mylan	49	2001

          Mr. Puskar was employed by Mylan Pharmaceuticals Inc. from 1961 to 1972 and served in various positions during this period, including Secretary-Treasurer, Executive Vice President and a member of the Board of Directors. From 1972 to 1975, Mr. Puskar served as Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc. In 1976, he returned to Mylan as President, a position he held until March 2000. Mr. Puskar also served as Vice Chairman of Mylan from 1980 to 1993. From 1993 until 2002, he served as Mylan’s Chairman and Chief Executive Officer. He retired as Chief Executive Officer in 2002, but continues to serve as Chairman of the Board. He also serves as a member of the board of directors of Centra Bank, Inc.

          Mr. Coury was appointed to the Board of Mylan on February 1, 2002, and has served as its Vice Chairman since March 1, 2002. In September 2002, Mr. Coury was named Mylan’s Chief Executive Officer. Prior to holding this position, Mr. Coury was the founder, Chief Executive Officer and principal owner of Coury Consulting, L.P., a Pittsburgh, Pennsylvania corporate advisory firm he formed in 1989.

          Ms. Cameron was appointed to the Board of Mylan in March 2002. Ms. Cameron served as Vice President Divisional Sales & Governmental Affairs for Cameron Coca-Cola Bottling Company, Inc. from 1981 to 1998. Prior to 1981, she held various management positions in the sales department of that company. Since 1998, Ms. Cameron has served as a member of the board of trustees of Washington Hospital, chairperson of its Personnel and Policy Committee and a member of its Executive Committee, which oversees the management and strategic direction of the hospital.

          Mr. DeLynn serves as a Director of Monongahela Hospital Foundation and a Director of Wellness Community - Southwest Florida.

          Dr. Gaisford has served as Director of Burn Research at West Penn Hospital Burn/Trauma Center, Pittsburgh, Pennsylvania, since 1985. He also lectures and teaches surgical procedures to medical residents, interns and nurses.

          Mr. Leech has served as Chairman, Chief Executive Officer and President of Centra Bank, Inc. and Centra Financial Holdings, Inc. since 1999. Mr. Leech was formerly the Chief Executive Officer and President of Huntington Banks West Virginia, and prior to that served as Executive Vice President and Chief Operating Officer for One Valley Bank’s Northern Division. He began his career as a certified public accountant with Peat, Marwick, Mitchell and Company.

          Dr. Maroon was appointed to the Board of Mylan in February 2003. Dr. Maroon currently serves as Professor, Heindl Scholar in Neuroscience and Vice Chairman of the Department of Neurosurgery, University of Pittsburgh Medical Center (“UPMC”). He previously served as Professor and Director of the UPMC Department of Neurosurgery from 1972 through 1984. He then joined Allegheny University Hospital as Professor and Chairman of the Department of Neurosurgery and later served as Chairman of the Department of Surgery. He rejoined UPMC in 1998.

          Ms. Sunseri has served as Mylan’s Senior Vice President, Public Relations since April 2003. She served as Mylan’s principal Investor and Public Relations Officer since 1984, initially as Director of Investor and Public Relations, and from 1989 through 2001 as Vice President of Investor and Public Relations. From 2001 through March 2003, Ms. Sunseri served as Senior Vice President, Investor and Public Relations.

          Mr. Todd was employed by Mylan from 1970 until his retirement in 1999, and served in various positions during this period including Senior Vice President from 1987 to 1999. For Mylan Pharmaceuticals Inc., Mr. Todd served as Vice President-Quality Control from 1978 to 1987, Senior Vice President from 1987 to 1991 and President from 1991 to 1999. In June 2001, Mr. Todd resumed an active management role with Mylan as its interim President and Chief Operating Officer. Mr. Todd served in this capacity until 2002.

          Dr. Vanderveen was appointed to the Board of Mylan in March 2002. Dr. Vanderveen served as Assistant Dean and Associate Professor at Oregon State University, Portland, Oregon from 1988 to 1998. Since 1998, he has served as a Professor and the Dean of the School of Pharmacy and the Graduate School of Pharmaceutical Sciences at Duquesne University, Pittsburgh, Pennsylvania.

          Mr. Williams has served as Mylan’s Chief Legal Officer since March 2002. From 1999 until March 2002, Mr. Williams was a member of the law firm of DKW Law Group, PC, formerly known as Doepken Keevican & Weiss, Pittsburgh, Pennsylvania. Prior to his affiliation with DKW Law Group he was a partner with the law firm of Eckert Seamans Cherin & Mellott.

Board Meetings and Committees

Governance
			Stock	and
	Audit	Compensation	Option	Nominating
Name	Committee	Committee	Committee	Committee

Milan Puskar
Robert J. Coury
Wendy Cameron	*	*	*	*
Laurence S. DeLynn	*	*	*
John C. Gaisford, M.D.	*	*	*	*
Douglas J. Leech	*			*
Joseph C. Maroon, M.D.
Patricia A. Sunseri
C.B. Todd
Randall L. Vanderveen, Ph. D.	*
Stuart A. Williams, Esq

          In fiscal 2003, our Board met nine times. In addition to meetings of the Board, directors attended meetings of individual Board committees. In fiscal 2003, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member.

          The standing committees of the Board include the Audit Committee, Compensation Committee, Stock Option Committee and Governance and Nominating Committee.

          The Audit Committee has responsibility for recommending the retention of independent auditors; conferring with the independent auditors regarding their audit of Mylan’s consolidated financial statements; reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence; and considering the adequacy of internal financial controls. The audit committee functions pursuant to a written charter adopted by the Board of Directors. All members of the Audit Committee are independent directors as defined by the rules of the New York Stock Exchange. The Audit Committee met on four occasions in fiscal 2003. The Audit Committee is currently comprised of Mr. Leech (Chairman), Ms. Cameron, Mr. DeLynn, Dr. Gaisford and Dr. Vanderveen. See “Report of the Audit Committee.”

          The Compensation Committee has responsibility for establishing compensation policies and objectives and determining the compensation payable to the Chief Executive Officer. The Compensation Committee is currently comprised of Mr. DeLynn (Chairman), Ms. Cameron and Dr. Gaisford. The Compensation Committee met on four occasions during fiscal 2003.

          The Stock Option Committee is responsible for overseeing the issuance of stock options to all eligible participants, making recommendations to the Board as it deems appropriate concerning Mylan’s award of stock options and reviewing and administering the Company’s stock option plans. The Stock Option Committee is currently comprised of Mr. DeLynn (Chairman), Ms. Cameron and Dr. Gaisford. The Stock Option Committee met on three occasions during fiscal 2003.

          The Governance and Nominating Committee is responsible for the nomination of candidates for the Board and other governance matters. The Committee is currently comprised of Mr. Leech (Chairman), Ms. Cameron and Dr. Gaisford. Currently, the Committee does not have a formal policy or procedure by which candidates identified by shareholders and others will be considered for nomination; however, the Committee may consider such candidates on a case-by-case basis. The Company’s By-laws provide for a process by which shareholders may submit nominations for persons for election as directors. This process is described in this Proxy Statement under the heading “Shareholder Proposals for the 2004 Annual Meeting.” The Governance and Nominating Committee met on two occasions during fiscal 2003.

Compensation of Directors

          The Company’s non-employee directors receive $36,000 per year in cash compensation. Mr. Puskar receives an additional $200,000 per year for his service as Chairman. Non-employee directors are also eligible to receive stock options at the discretion of the full Board of Directors. No additional compensation is paid for service on any committee of the Board.

          Under service benefit agreements entered into with Mylan, each of Mr. DeLynn and Dr. Gaisford is entitled to receive $18,000 annually, payable in monthly installments, for a 10-year period beginning on the date on which his service to Mylan ends. Upon his death or at his election, the aggregate amount of any unpaid benefit is payable in a lump sum, discounted to the present value at the per annum rate of 7%.

Compensation Committee Interlocks and Insider Participation

          There are no interlocking relationships, as defined by regulations of the Securities and Exchange Commission, involving members of the Board or its Compensation Committee.

PERFORMANCE GRAPH

          Set forth below is a performance graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five fiscal years ended March 31, 2003, of $100 invested on March 31, 1998 in Mylan’s common stock, the Dow Jones Pharmaceuticals Index and the Standard & Poor’s Composite Index.

			DJ
FISCAL YEAR ENDED	MYLAN	S&P 500	PHARMACEUTICALS

3/31/98	$100.00	$100.00	$100.00
3/31/99	$119.94	$118.46	$131.97
3/31/00	$121.02	$139.71	$113.69
3/31/01	$114.54	$109.43	$131.18
3/31/02	$131.20	$109.69	$129.69
3/31/03	$193.03	$82.53	$105.52

EXECUTIVE OFFICERS

          The names, ages and positions of our executive officers as of June 2, 2003 are as follows:

Robert J. Coury	42	Vice Chairman and Chief Executive Officer
Edward J. Borkowski	43	Chief Financial Officer
Louis J. DeBone	57	President and Chief Operating Officer
Mark W. Fitch	54	Vice President, Manufacturing Operations and Executive Vice President-Operations, Mylan Pharmaceuticals Inc.
Roger L. Foster, Esq.	56	Senior Vice President and General Counsel and Corporate Secretary
Sharad K. Govil, Ph.D.	47	Vice President; and President, Mylan Technologies Inc.
Harry A. Korman	46	Vice President; and President, UDL Laboratories, Inc.
James J. Mauzey	54	Senior Vice President; and President, Bertek Pharmaceuticals Inc.
John P. O’Donnell, Ph.D.	57	Chief Scientific Officer
Gary E. Sphar	49	Vice President and Corporate Controller
Stuart A. Williams, Esq.	49	Chief Legal Officer

          See “The Mylan Board of Directors” for a description of the recent business experience of Mr. Coury and Mr. Williams.

          Mr. Borkowski has served as Mylan’s Chief Financial Officer since March 2002. Prior to joining Mylan he was employed by Pharmacia Corporation’s Consumer Healthcare Group beginning in 1999. He served as the Assistant Vice President, North American Finance and Administration and later as the Vice President, Global Finance and Information Technology. He served in various finance positions for American Home Products Corporation from 1992 to 1999.

          Mr. DeBone began his employment with Mylan in 1976. Prior to assuming his present position as President and Chief Operating Officer, he served as Senior Vice President and President of Mylan Pharmaceuticals Inc. from 1999 to 2002. Mr. DeBone has also served at Mylan Pharmaceuticals Inc. as Vice President–Operations, Vice President–Quality Control and from 1976 until 1986 as Director of Manufacturing.

          Mr. Fitch joined Mylan in 1997. Prior to assuming his present position, in 2002, as Vice President, Manufacturing Operations and Executive Vice President–Operations, Mylan Pharmaceuticals Inc., he served as Vice President–Operations, Mylan Pharmaceuticals Inc. Prior to joining Mylan, Mr. Fitch held senior manufacturing management positions at Knoll Pharmaceutical Co. and Schering-Plough Corp.

          Mr. Foster has been employed by Mylan since 1984. Prior to assuming his present position as Senior Vice President and General Counsel, he served as Director of Legal Services and as Director of Governmental Affairs and Regulatory Affairs. Mr. Foster became Corporate Secretary in February 2001.

          Dr. Govil joined Mylan in 1992. Prior to assuming his present position as Vice President and President of Mylan Technologies Inc., he served in various senior management positions for Mylan Technologies including Vice President, Pharmaceutical Development, Vice President and General Manager and Executive Vice President and General Manager.

          Mr. Korman has been employed by Mylan since 1996. Prior to assuming his present position in January 2001 as Vice President and President of UDL Laboratories, Inc., he served as Vice President of Sales and Marketing of Mylan Pharmaceuticals Inc., from 1997 to December 2000 and Vice President of Sales of UDL Laboratories, Inc., from 1988 to 1997.

          Mr. Mauzey has been employed by Mylan since October 2000. Prior to assuming his present position as Senior Vice President, and President of Bertek Pharmaceuticals Inc., he served as Chief Executive Officer of Innovex Worldwide, Quintiles Transnational Corporation from 1999 to September 2000. Mr. Mauzey was the Chairman and Chief Executive Officer of Alteon, Inc. from 1994 to 1999.

          Dr. O’Donnell has been employed by Mylan since 1983. Prior to assuming his present position in April 2002 as Chief Scientific Officer, he served as Executive Vice President, Research and Development and Quality Assurance from January 2001 to April 2002. He served as Vice President of Research and Development and Quality Assurance from 1991 to December 2000, and prior to 1991 he was Executive Director of Research and Development for Mylan Pharmaceuticals Inc.

           Mr. Sphar has been employed in various accounting and finance positions by Mylan since 1992. Prior to assuming his present position as Vice President, Corporate Controller, he served as Vice President-Finance of Mylan Pharmaceuticals, Inc. from January 2001 to March 2002. Prior to 2001, he served as Director of Corporate Finance.

          No family relationships exist between any of the above executive officers. Officers of Mylan who are appointed by the Board of Directors serve at the pleasure of the Board of Directors and officers appointed by the Vice Chairman and Chief Executive Officer can be removed by him.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding the compensation paid by Mylan in the past three fiscal years to the Chief Executive Officer and the four other most highly compensated individuals who served as executive officers of Mylan during fiscal 2003 (collectively, the “Named Executive Officers”):

				Long-Term
		Annual Compensation		Compensation

	Fiscal
	Year			Securities
Name and Principal	Ended			Underlying	All Other
Position	March 31	Salary	Bonus	Options (2)	Compensation (3)

Milan Puskar,	2003	$423,100	$500,000	0	$282,000	(4)
Chairman of the	2002	$1,000,000	$1,000,000	0	$4,760,700	(4)
Board and Chief	2001	$1,000,000	$500,000	187,500	$78,400
Executive Officer (1)
Robert J. Coury,	2003	$623,100	$1,800,000	900,000	$10,800
Vice Chairman of the Board and Chief Executive Officer
Stuart A. Williams, Esq.,	2003	$350,000	$850,000	0	$13,300
Chief Legal Officer (5)	2002	$28,300	$28,300	311,250	$500
Louis J. DeBone,	2003	$462,000	$625,000	450,000	$18,800
President and Chief	2002	$300,000	$375,000	0	$71,700
Operating Officer	2001	$262,500	$262,500	292,500	$0
John P. O’Donnell, Ph.D.,	2003	$350,000	$350,000	300,000	$23,100
Chief Scientific	2002	$250,000	$250,000	0	$78,900
Officer	2001	$212,500	$212,500	281,250	$8,200
James J. Mauzey,	2003	$350,000	$262,000	0	$27,500
Senior Vice	2002	$350,000	$65,600	0	$24,200
President; and	2001	$175,000	$175,000	337,500	$8,800
President, Bertek Pharmaceuticals Inc.

(1)  Mr. Puskar retired as Chief Executive Officer effective September 1, 2002, and was succeeded by Mr. Coury.

(2)  The options awarded in fiscal 2003 had exercise prices ranging from $18.57 per share to $23.27 per share. The options awarded in fiscal 2002 had an exercise price of $16.91 per share. The options awarded in fiscal 2001 had exercise prices ranging from $14.25 per share to $16.46 per share. The exercise price is the closing stock price on the day of grant.

(3)  This column includes Mylan’s contributions to the Profit Sharing 401(k) Plan, amounts accrued and paid by Mylan under the Salary Continuation Plan described below, amounts accrued under the Supplemental Health Insurance Program, and other items.

(4)  “All Other Compensation” for fiscal 2003 includes $226,000 relating to the use of the corporate aircraft, and $37,000 of life insurance premiums pursuant to a split-dollar life insurance agreement with a trust. “All Other Compensation” for fiscal 2002 includes $4,645,400 which was accrued for the benefit of Mr. Puskar under the Salary Continuation Plan.

(5)  Mr. Williams joined the Company in March 2002. Accordingly, the 2002 amounts reflect only one month of employment.

          Under the Salary Continuation Plan approved by the Board of Directors, Mylan entered into Retirement Benefit Agreements with various key employees, including Mr. DeBone and Dr. O’Donnell. These agreements provide for fixed annual payments to these executives commencing upon their termination of employment with Mylan. These payments are payable over a 10 year period. Upon the death of such a key employee following his retirement or at the election of the executive, the aggregate amount of the unpaid benefit is payable in a lump sum, discounted to the present value at the per annum rate of 7%.

          The annual retirement benefits awarded under the Salary Continuation Plan to the Named Executive Officers are as follows:

	Retirement
	Other than	Retirement
	Due to	Due to
	Disability	Disability

Louis J. DeBone	$100,000	$100,000
John P. O’Donnell, Ph.D.	$100,000	$100,000

          If an executive named above dies prior to retirement, his beneficiaries will receive (under life insurance policies purchased by Mylan) a lump sum payment of $1,250,000.

          Upon his retirement in fiscal 2003, Mr. Puskar is receiving $1,000,000 per year over his remaining life, with minimum compensation payments equal to ten years.

Option Grants in Fiscal 2003

          Mylan’s 1997 Incentive Stock Option Plan (the “1997 Plan”) currently authorizes the grant of options to purchase up to 22,500,000 shares of Mylan’s common stock to executives, key employees, non-employee directors and agents and consultants of Mylan. All executive officers and other officers, employees and non-employee directors, as well as independent agents and consultants, of Mylan are eligible to participate in the Plan.

          The following table shows options awarded to the Named Executive Officers in fiscal 2003, and held by them as of March 31, 2003, and the assumed appreciated value of such options. None of the Named Executive Officers received stock appreciation rights in fiscal 2003:

		Percent of			Potential Realizable
		Total			Value at Assumed Annual
	Number of	Options			Rates of Stock Price
	Securities	Granted to			Appreciation for Option
	Underlying	Employees			Term
	Options	in Fiscal	Exercise	Expiration
Name	Granted	2003	Price	Date	5%	10%

Milan Puskar	—	—	—	—	—	—
Robert J. Coury	450,000	8%	$18.57	7/22/12	$5,255,358	$13,318,109
	450,000	8%	$23.27	1/1/13	$7,438,319	$19,404,912
Stuart A. Williams, Esq.	—	—	—	—	—	—
Louis J. DeBone	450,000	8%	$18.57	7/22/12	$5,255,358	$13,318,109
John P. O’Donnell, Ph.D.	300,000	5%	$18.57	7/22/12	$3,503,572	$8,878,739
James J. Mauzey	—	—	—	—	—	—

(1)  These awards were made pursuant to the 1997 Plan. The options awarded to Mr. Coury are fully vested on the date of grant. However, pursuant to an employment agreement with Mr. Coury, these options are exercisable one-third on the date of grant and one-third on the first and second anniversaries of the date of grant. The options awarded to Mr. DeBone and Dr. O’Donnell vest one-third on the date of grant and one-third on the first and second anniversaries of the date of grant.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

          The following table sets forth information concerning the aggregate number and value of options exercised during fiscal 2003 and held or unexercised as of March 31, 2003 by the Named Executive Officers:

	Number of		Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options at Fiscal Year
	Acquired		Options at Fiscal Year End		End
	on	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Milan Puskar	150,000	$1,721,896	187,500	—	$1,516,875	—
Robert J. Coury	—	—	311,250	600,000	$2,776,020	$5,360,340
Stuart A. Williams, Esq.	—	—	236,250	75,000	$1,986,548	$630,450
Louis J. DeBone	—	—	482,500	350,000	$3,964,965	$2,705,580
John P. O’Donnell, Ph.D.	—	—	331,250	250,000	$2,418,813	$1,998,500
James J. Mauzey	—	—	225,000	112,500	$1,740,713	$977,625

(1)  The value realized is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise, exclusive of the value of any related payment or other consideration provided or to be provided to the Named Executive Officer, whether in payment of the exercise price or related taxes.

Mylan’s Equity Compensation Plans

          The following table shows information about the securities authorized for issuance under Mylan’s equity compensation plans as of March 31, 2003:

Equity Compensation Plan Information

(c)
Number of
securities
remaining
	(a)		available for
	Number of		future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation
	exercise of	exercise price of	plans (excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
Plan Category	and rights	and rights	column (a))

Equity compensation Plans approved by security holders	15,925,654	19.69	4,477,229
Equity compensation plans not approved by security holders	—	N/A	N/A

Total	15,925,654	19.69	4,477,229

Employment Agreements and Other Arrangements

          Mylan entered into an employment contract with Mr. Puskar on April 28, 1983, which specified his duties and provided for ordinary insurance and health benefits as provided for salaried employees. The employment contract originally called for a term expiring on March 31, 1988, and since that date had been continued on a year-to-year basis. Salary and bonuses under the employment contract were determined by the Compensation Committee. Mr. Puskar’s employment contract was terminated upon his retirement on September 1, 2002.

          The Company entered into employment agreements with Messrs. Coury, DeBone, Williams and Dr. O’Donnell in 2002. Each agreement provides for the payment of a minimum base salary, as well as eligibility to receive a discretionary bonus and fringe benefits of employment as are customarily provided to senior executives of the Company. Mr. Coury’s agreement also provides for a guaranteed bonus. Unless earlier terminated, extended or renewed, the agreements of Mr. Coury and Dr. O’Donnell expire in 2007, while the agreement of Mr. DeBone expires in 2005 and the agreement of Mr. Williams expires in 2004. Each agreement contains customary non-competition and non-solicitation provisions. The agreements generally terminate prior to the expiration date without breach by any party in the event of the death or voluntary resignation of the executive with good reason. The Company may also terminate each agreement for cause without breach by the Company. If an executive resigns for good reason or is discharged by the Company without cause, the executive may receive severance payments, as well as continued participation in certain compensation and employee benefit plans, in accordance with the terms of the executive’s employment agreement.

          The Salary Continuation Plan referred to in a note to the “Summary Compensation Table” provides for the payment of post-retirement compensation pursuant to agreements with key employees, including executive officers, over a period ranging from 10 years to life, as more fully described in such note. Mylan also entered into transition and succession agreements with Mr. DeBone and Dr. O’Donnell and has committed to enter into transition and succession agreements with Mr. Coury and Mr. Williams. Under the terms of each of these agreements, if any such executive’s employment is terminated other than for good cause or if such executive terminates his employment voluntarily for good reason during a potential change of control of Mylan or within two years following a change of control, or if he dies within one year after the first anniversary of a change of control or voluntarily terminates his employment for any reason within 90 days following the first anniversary of a change of control, he will be entitled to receive 2.99 times his W-2 earnings for the previous year and the continuation of health and insurance benefits for him and his family for a three-year period.

REPORT ON EXECUTIVE COMPENSATION OF THE
COMPENSATION AND STOCK OPTION COMMITTEES

Functions of the Compensation Committee and Stock Option Committee

          During fiscal 2003, the Compensation Committee and Stock Option Committee each were comprised of three non-employee directors, Wendy Cameron, Laurence S. Delynn and John C. Gaisford, M.D. The purpose of the Compensation Committee is to, among other things, determine and approve Chief Executive Officer compensation, serve as advisors to the Chief Executive Officer as to matters related to senior staff compensation and recommend Board and Board committee compensation. The Stock Option Committee is responsible for overseeing the issuance of stock options to all eligible participants, making recommendations to the Board as it deems appropriate concerning Mylan’s award of stock options and reviewing and administering the Company’s stock option plans.

Compensation Policies

          For fiscal 2003, the primary elements of Mylan’s compensation program consisted of base salary, short-term incentive compensation and long-term incentive compensation, which at the present time is in the form of stock options. The Compensation and Stock Option Committees believe this compensation program was a significant factor contributing to Mylan’s success this past year.

          Mylan’s executive compensation policy is to:

•	provide compensation to employees at such levels as will enable Mylan to attract and retain employees of the highest caliber,

•	compensate employees in a manner best calculated to recognize individual, group and company performances, and

•	seek to align the interests of the employees with the interests of Mylan’s shareholders.

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), restricts the deductibility for federal income tax purposes of the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation for any one of them exceeds $1,000,000 and does not qualify as “performance-based” as defined under the Code. The Board and the Compensation and Stock Option Committees have taken actions intended to increase Mylan’s opportunity to deduct compensation paid to executive officers for federal income tax purposes. The Committees intend to obtain the fullest compensation deduction possible without breaching Mylan’s contractual commitments or sacrificing the flexibility needed to recognize and reward desired performance.

Compensation of Executive Officers

          During fiscal 2003, the salaries and bonuses of executive officers other than the Chief Executive Officer were determined by Robert J. Coury, and were based upon various subjective and objective factors, such as responsibilities, positions and individual performances.

          The 1997 Plan was adopted by the Company to attract and retain key personnel and non-employee directors. Under the 1997 Plan, the Stock Option Committee is authorized to grant to employees of the Company and its subsidiaries non-qualified stock options and incentive stock options with respect to up to 22,500,000 shares of common stock (subject to adjustment in certain events in accordance with the 1997 Plan). If the 2003 Long-Term Incentive Plan (the “2003 Plan”) is approved by Mylan’s shareholders at the Annual Meeting, the 1997 Plan will be frozen and any new grants will be made under the 2003 Plan.

          The Stock Option Committee’s primary objectives when making grants under the 1997 Plan are to allow employees to participate in the success of Mylan through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of common stock that are the basis of an award to any individual is determined by the individual’s position within the Company and his or her level of responsibility.

Compensation of Chief Executive Officer

          Robert Coury commenced service as Mylan’s Chief Executive Officer effective September 1, 2002 pursuant to the terms of an Employment Agreement. Under Mr. Coury’s Employment Agreement, his base salary for service as Chief Executive Officer during fiscal 2003 was fixed at a rate of $75,000 per month. Future salary adjustments will be based upon the requirements of the Employment Agreement as well as the Compensation Committee’s evaluation of Mr. Coury’s performance. Mr. Coury’s total bonus for fiscal 2003 of $1,800,000 includes $900,000 to which he was entitled under his Employment Agreement as well as a $900,000 discretionary bonus awarded to him by the Compensation Committee. In reaching its decision to award this bonus, the Compensation Committee considered subjective factors such as Mr. Coury’s leadership and guidance. In addition, as required by the Employment Agreement, Mr. Coury received two stock option grants in respect of 450,000 shares of common stock each as of July 22, 2002 and January 1, 2003 at exercise prices of $18.5733 per share and $23.2667 per share, respectively.

          Milan Puskar served as Chairman and Chief Executive Officer of Mylan through August 31, 2002. In fiscal 2003, the Compensation Committee did not consider any adjustments to the salary of Mr. Puskar. Mr. Puskar’s salary was continued at the prior year’s level. Due to the expiration of the Executive Bonus Plan adopted in 1995, Mr. Puskar was not eligible to receive an incentive bonus in fiscal 2003. However, in September 2002, the Compensation Committee awarded Mr. Puskar a bonus of $500,000 for his performance in fiscal 2003. In reaching its decision to award this bonus, the Compensation Committee considered subjective factors such as Mr. Puskar’s leadership and guidance.

Compensation Committee: Wendy Cameron Laurence S. DeLynn John C. Gaisford, M.D.

Stock Option Committee: Wendy Cameron Laurence S. DeLynn John C. Gaisford, M.D.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee is currently comprised of five independent directors and operates under a written charter adopted by the Board of Directors in accordance with current rules of the New York Stock Exchange.

          Management is responsible for Mylan’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Mylan’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent auditors regarding Mylan’s audited consolidated financial statements. This discussion covered the quality, as well as the acceptability, of Mylan’s financial reporting practices and the completeness and clarity of the related financial disclosures. Management represented to the Audit Committee that Mylan’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          Mylan’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. Deloitte & Touche LLP, Mylan’s independent auditors, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.

          Based upon the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Mylan’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which will be filed with the Securities and Exchange Commission.

          The Audit Committee also considered whether non-audit services provided to Mylan by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee believes that the provision of those services in fiscal 2003 by Deloitte & Touche LLP is compatible with maintaining its independence.

Audit Committee: Douglas J. Leech Wendy Cameron Laurence S. DeLynn John C. Gaisford, M.D. Randall L. Vanderveen, Ph.D.

MYLAN STOCK OWNED BY OFFICERS AND DIRECTORS

          The following table sets forth information regarding the amount and nature of common stock ownership by all directors, nominees and Named Executive Officers, and all directors and executive officers as a group, as of June 2, 2003.

Name	Shares Beneficially Owned (1)	Percentage

Milan Puskar (2)	3,880,906	2.1%
Robert J. Coury (3)	912,999	*
Wendy Cameron (4)	76,250	*
Louis J. DeBone (5)	862,755	*
Laurence S. DeLynn (6)	500,250	*
John C. Gaisford, M.D. (7)	122,976	*
Douglas J. Leech (8)	100,500	*
Joseph C. Maroon, M.D. (9)	30,000	*
James Mauzey (10)	307,500	*
John P. O’Donnell, Ph.D. (11)	588,564	*
Patricia A. Sunseri (12)	612,903	*
C.B. Todd (13)	695,120	*
Randall L. Vanderveen (14)	71,250	*
Stuart A. Williams, Esq. (15)	334,763	*

All Directors and Executive Officers as a Group (16)	10,505,096	5.8%

*	Less than 1%

(1)  For purposes of this table, shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to beneficially own shares that he or she has the right to acquire within 60 days after May 16, 2003.

(2)  The shares beneficially owned by Mr. Puskar include (i) 3,675,000 shares held of record by him, (ii) 187,500 shares issuable to him upon the exercise of options at an exercise price of $14.25 per share, and (iii) 18,406 shares held in his 401(k) account.

(3)  The shares beneficially owned by Mr. Coury include (i) 911,250 shares issuable to him upon the exercise of options at exercise prices ranging from $18.57 to $23.27, and (ii) 749 shares held in his 401(k) account.

(4)  The shares beneficially owned by Ms. Cameron include (i) 5,000 shares held of record by her, and (ii) 71,250 shares issuable to her upon the exercise of options at exercise prices ranging from $17.43 to $21.18.

(5)  The shares beneficially owned by Mr. DeBone include (i) 22,500 shares held of record by him, (ii) 832,500 shares issuable to him upon the exercise of options at exercise prices ranging from $11.13 to $18.57 per share, and (iii) 7,755 shares held in his 401(k) account.

(6)  The shares beneficially owned by Mr. DeLynn include (i) 369,000 shares held of record by him, and (ii) 131,250 shares issuable to him upon the exercise of options at exercise prices ranging from $11.13 to $21.93 per share.

(7)  The shares beneficially owned by Dr. Gaisford include (i) 11,226 shares held of record by him, and (ii) 111,750 shares issuable to him upon the exercise of options at exercise prices ranging from $15.40 to $21.93 per share.

(8)  The shares beneficially owned by Mr. Leech include (i) 6,750 shares held of record by him, and (ii) 93,750 shares issuable to him upon the exercise of options at exercise prices ranging from $15.40 to $21.93 per share.

(9)  The shares beneficially owned by Dr. Maroon are 30,000 shares issuable to him upon the exercise of options at an exercise price of $27.65 per share.

(10)  The shares beneficially owned by Mr. Mauzey include 307,500 shares issuable to him upon the exercise of options at an exercise price of $18.71 per share.

(11)  The shares beneficially owned by Dr. O’Donnell include (i) 4,450 shares held of record by him, (ii) 581,250 shares issuable to him upon exercise of options at exercise prices ranging from $14.25 to $18.57 per share, and (iii) 2,864 shares held in his 401(k) account.

(12)  The shares beneficially owned by Ms. Sunseri include (i) 607,124 shares held of record by her, and (ii) 5,779 shares held in her 401(k) account.

(13)  The shares beneficially owned by Mr. Todd include (i) 500,120 shares held of record by him and (ii) 195,000 shares issuable to him upon the exercise of options at exercise prices ranging from $14.25 to $16.91 per share.

(14)  The shares beneficially owned by Dr. Vanderveen include 71,250 shares issuable to him upon the exercise of options at exercise prices ranging from $19.78 to $21.18.

(15)  The shares beneficially owned by Mr. Williams include (i) 23,513 shares held of record by him, and (ii) 311,250 shares issuable to him upon the exercise of options at exercise prices ranging from $20.40 to $21.93 per share.

(16)  These shares include shares issuable to the individuals in this group upon the exercise of options at exercise prices ranging from $11.13 to $28.49 per share.

PERSONS OWNING MORE THAN FIVE PERCENT OF MYLAN STOCK

          There are no persons known to management who beneficially own 5% or more of Mylan’s common stock as of June 2, 2003. Mylan has no other classes of capital stock outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal 2003, Mylan maintained certain deposits in Centra Bank, Inc. Mr. Leech serves as Centra Bank’s Chief Executive Officer. As of March 31, 2003, Mylan had approximately $10.0 million on deposit with Centra Bank, Inc., which represents approximately four percent (4%) of the Bank's total deposits.

          Prior to Mr. Coury accepting his position as Chief Executive Officer in July 2002, a Consulting Agreement between Mylan Laboratories Inc. and Coury Consulting, L.P., a strategic advisory firm controlled by Mr. Coury, was terminated. Under that agreement, Coury Consulting, L.P. provided strategic advisory services to the Company. While the agreement was in effect during fiscal 2003, and prior to Mr. Coury’s becoming Chief Executive Officer, Coury Consulting, L.P. was paid $380,000.

          In February 2003, Mr. Williams terminated an “of counsel” relationship he had during most of fiscal 2003 with the DKW Law Group, P.C., a law firm that has been providing legal services to the Company for over 15 years. During fiscal 2003, the fees paid to that firm for legal services rendered to the Company totaled $6,302,000.

          Effective October 1, 2002, the Company retained the services of Coury Investment Advisors, Inc., a corporation 100% owned by two brothers of Mr. Coury. In accordance with a Consulting and Counseling Agreement between the parties, Coury Investment Advisors is rendering investment advisory services and is paid $25,000 each calendar quarter. The firm also has an opportunity to earn a bonus; however, no bonus was paid in fiscal 2003. The agreement may be terminated by the Company on 90 days’ notice to Coury Investment Advisors.

INDEPENDENT AUDITORS

          Deloitte & Touche LLP served as the independent auditors of Mylan during fiscal 2003, and no relationship exists other than the usual relationship between independent auditors and client.

          Representatives of Deloitte & Touche LLP will be available at the Annual Meeting to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

Audit Fees

          The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of Mylan’s annual consolidated financial statements for the fiscal year ended March 31, 2003 and for the reviews of the financial statements included in Mylan’s quarterly Reports on Form 10-Q for that fiscal year were $431,000.

Financial Information Systems Design and Implementation Fees

          For the fiscal year ended March 31, 2003, Deloitte & Touche did not bill Mylan for any professional services rendered in connection with financial information systems design or implementation, the operation of its information system or the management of its local area network.

All Other Fees

          The aggregate fees billed by Deloitte & Touche for services rendered to Mylan, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended March 31, 2003, were $960,000, including audit related services of approximately $139,000 and non-audit services of $821,000. Audit related services generally include fees for the audit of Mylan’s employee benefit plans, statutory report requirements, assistance in understanding and applying accounting and reporting standards and accounting consultation. Non-audit services generally include fees for services such as tax compliance and planning and services that assist the Company in assessing the manner in which it collects, assesses, protects, distributes, and uses information to support management and operational needs.

PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF
THE COMPANY’S COMMON STOCK

          On February 7, 2003, Mylan’s Board of Directors unanimously approved, and recommended that the shareholders of Mylan approve, an amendment to Paragraph 5.A. of Mylan’s Restated Articles of Incorporation to increase the number of authorized shares of Mylan’s common stock from 300,000,000 shares to 600,000,000 shares. The proposed amendment would replace Paragraph 5.A. in its entirety as follows:

“5.A. The aggregate number of shares which the corporation shall have authority to issue is 605,000,000 shares, consisting of 600,000,000 shares of common stock, par value $.50 per share (hereinafter referred to as the “common stock”), and 5,000,000 shares of preferred stock, par value $.50 per share (hereinafter referred to as the “Preferred Stock”).”

          No increase in the number of authorized shares of Mylan’s preferred stock is proposed at this time. The respective rights and limitations applicable to Mylan’s common stock will remain unchanged under the proposed amendment. Mylan’s common stock has no associated preemptive rights.

          Of the 300,000,000 currently authorized shares of common stock, as of March 31, 2003, 181,173,879 shares of Mylan’s common stock were issued and outstanding, with an additional 19,428,962 held in treasury. In addition, at March 31, 2003, (i) 181,898 shares were reserved for issuance under the Mylan Laboratories Inc. 1986 Incentive Stock Option Plan; (ii) 19,736,686 shares were reserved for issuance under the 1997 Plan (if shareholders approve the proposal to adopt the 2003 Plan, approximately 4,000,000 of these shares will no longer be so reserved; (iii) 404,250 shares were reserved for issuance under the Mylan Laboratories Inc. 1992 Nonemployee Director Stock Option Plan; and (iv) 80,049 shares were reserved for issuance under other plans assumed by Mylan through acquisitions. If the shareholders approve the proposal to adopt the 2003 Plan, 15,000,000 shares would be reserved for issuance under that Plan.

          The Board of Directors believes that the proposed increase in the number of authorized shares of Mylan’s common stock will be beneficial to the Company in a number of ways, including the following:

1.	In January 2003, the Board of Directors declared a 3-for-2 stock split payable January 27, 2003. Although there can be no assurance that the Board of Directors will declare additional stock splits, the Board of Directors believes increasing the number of authorized shares will provide the Board with the ability to declare future stock splits or dividends, if the circumstances warrant.

2.	Adoption of this proposal will enable Mylan to respond promptly and appropriately to various business opportunities, such as raising additional equity capital on favorable terms or financing acquisitions with common stock. Mylan may not be able to respond positively to such potential transactions unless shareholders approve an increase in the authorized number of shares of common stock. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could prevent the Company from pursuing such opportunities or reduce the anticipated benefits to Mylan. Although Mylan regularly reviews various acquisitions and other transactions that could result in the issuance of shares of capital stock, the Board of Directors has no present plans to issue additional shares, except for those shares to be issued pursuant to the exercise of options.

3.	Stock-based compensation historically has been an important component of Mylan’s long-term strategy of providing incentives to management. The Board of Directors strongly believes that it is desirable and in the best interests of Mylan and its shareholders to have the flexibility to use equity as a basis for management compensation under certain circumstances.

          If the proposed amendment to Mylan’s Restated Articles of Incorporation is approved, Articles of Amendment will be filed promptly with the Secretary of State of the Commonwealth of Pennsylvania. The amendment would be effective upon the date of filing.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT MYLAN’S SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF MYLAN COMMON STOCK FROM 300,000,000 TO 600,000,000 SHARES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

PROPOSED LONG-TERM INCENTIVE PLAN

          The Board of Directors adopted the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan (the “2003 Plan”), believing that an effective equity-based compensation program is important to the future success of the Company. The 2003 Plan will ensure that for an additional period of time Mylan will have a sufficient pool of shares from which future incentive awards may be granted. Also, the 2003 Plan is more flexible than the Company’s previous equity-based plans, by permitting Mylan to design a variety of alternative incentive awards.

          The Board has recommended that the shareholders of Mylan approve the 2003 Plan. Note in the discussion that follows that although the Company would be reserving 15,000,000 shares of common stock for issuance under the 2003 Plan, it would also be removing from reserve approximately 4,000,000 shares currently reserved for issuance under the 1997 Plan. Additionally, the 2003 Plan provides for short-term cash awards which, upon approval by the shareholders, would replace the Executive Bonus Plan approved by shareholders in 2001. Also, except in connection with certain corporate transactions, the 2003 Plan does not permit, without the approval of Mylan’s shareholders, (i) a reduction in the exercise price of options after the date they are granted; (ii) an increase in the number of shares of common stock that may be issued under the 2003 Plan; or (iii) an increase in the number of shares that may be awarded to any one participant.

          The following is a summary of the 2003 Plan. This summary is qualified in its entirety by reference to the complete text of the 2003 Plan, which is attached as Appendix A.

          Purpose.  The Board of Directors believes that the grant of stock-based and cash-based incentive awards to key employees, consultants, independent contractors and non-employee directors of Mylan is a vital factor in attracting and retaining effective and capable personnel who contribute to the growth and success of Mylan and in establishing a direct link between the financial interests of such individuals and of Mylan’s shareholders.

          Duration of the 2003 Plan.  The 2003 Plan became effective upon approval by the Board, but the Plan is subject to the approval of Mylan’s shareholders. If and when the 2003 Plan becomes effective, the 1997 Plan will be frozen such that no further grants of stock options will be made under the 1997 Plan, and any shares of common stock then remaining available for grant under the 1997 Plan will no longer be available for issuance under that Plan. However, shares of common stock subject to stock options granted under the 1997 Plan prior to the effective date of the 2003 Plan will remain available for issuance under the 1997 Plan, and the 1997 Plan will remain in effect after the effective date of the 2003 Plan to the extent necessary to administer such previously granted stock options.

          The 2003 Plan will remain effective until it is terminated by the Board of Directors. No incentive stock options may be granted under the 2003 Plan after the tenth anniversary of the effective date and certain provisions of the 2003 Plan relating to performance-based awards under Section 162(m) of the Internal Revenue Code will expire on the fifth anniversary of the effective date.

          Amendment of the 2003 Plan. The Board of Directors may amend the 2003 Plan at any time, but no amendment may, without the participant’s consent, materially adversely affect the right of such participant under a previously granted award. In addition, no amendment may, without approval by the shareholders of Mylan (i) increase the total number of shares of common stock which may be issued under the 2003 Plan, (ii) increase the total number of shares which may be covered by awards to any one participant or (iii) amend the provision in the 2003 Plan prohibiting the reduction of the exercise price of a stock option without shareholder approval.

          Shares to be Issued. Mylan reserved 15,000,000 shares of common stock for issuance under the 2003 Plan, but upon the removal from reserve of approximately 4,000,000 shares of common stock remaining available for grant under the 1997 Plan, as described above, this represents an actual increase of approximately 11,000,000 in the total number of shares of common stock available for stock-based awards by Mylan. Shares subject to expired or forfeited awards once again become available for grant under the 2003 Plan. If shares of common stock are tendered or withheld to pay the exercise price or withholding taxes due upon an option exercise, only the net number of shares issued will count against the number of shares available for issuance under the 2003 Plan. The shares of common stock to be issued or delivered under the 2003 Plan will be authorized and unissued shares or previously issued and outstanding shares of common stock reacquired by Mylan. The 2003 Plan contains a limit of 3,000,000 shares on the number of shares of common stock that may be issued as restricted shares, restricted units, performance shares and other stock-based awards (as described below).

          On June 2, 2003, the closing price of the common stock on the New York Stock Exchange was $29.35 per share.

          Administration. The 2003 Plan is administered by the Stock Option Committee of the Board of Directors (the “Committee”). The Committee determines the employees, consultants, independent contractors and non-employee directors who will be eligible for and granted awards, determines the amount and type of awards, establishes rules and guidelines relating to the 2003 Plan, establishes, modifies and determines terms and conditions of awards and takes such other action as may be necessary for the proper administration of the 2003 Plan. Members of the Committee are entitled to be indemnified by Mylan with respect to claims relating to their actions in the administration of the 2003 Plan except in the case of willful misconduct.

          Participants. Any employee, consultant, independent contractor or non-employee director of Mylan or its subsidiaries may be selected by the Committee to receive an award under the 2003 Plan. Presently, there are approximately 1,800 individuals who could potentially be eligible to participate in the 2003 Plan. In any calendar year, no participant may receive awards for more than 800,000 shares of common stock and $2,000,000 in cash. In applying these limitations, if it is the Committee’s intention that an award will be earned over a period of more than one calendar year, then the amount subject to the award will be allocated to the first calendar year in which such amount may be earned (determined without regard to possible vesting acceleration as a result of a change in control or Committee action).

          Certain Adjustments. The share limitations under the 2003 Plan, as well as the terms of outstanding awards, are subject to adjustment in accordance with the anti-dilution provisions of the 2003 Plan in connection with any certain changes in the capitalization of Mylan. The 2003 Plan also contains provisions regarding the treatment of outstanding awards in connection with merger and similar transactions involving Mylan.

          Stock Options. The Committee may grant to a participant incentive stock options that qualify under Section 422 of the Internal Revenue Code, options which do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee. Options will generally have a term of ten years, except that the option may expire earlier upon the participant’ termination of employment as set forth in the 2003 Plan and the participant’s option agreement.

          The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of common stock on the date when the stock option is granted. Payment for shares of common stock on the exercise of stock options may be made in cash, by the delivery (actually or by attestation) of shares of common stock held by the participant for at least six months prior to the date of exercise (unless the Committee determines that such holding period is not necessary), or a combination of cash and shares of common stock. In the discretion of the Committee, payment may be made in accordance with a “cashless” exercise through a brokerage firm.

          Stock Appreciation Rights. Stock appreciation rights may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. A stock appreciation right entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the exercise price of the stock appreciation rights, times (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is determined by the Committee, but in the case of stock appreciation rights granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a stock appreciation right, payment will be made in cash or shares of common stock, or a combination thereof, as determined at the discretion of the Committee.

          Restricted Shares and Restricted Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). The restricted shares are subject to forfeiture and are non-transferable until the participant meets certain conditions such as continued employment over a specified forfeiture period and/or attains specified performance targets over the forfeiture period.

          The Committee, at its sole discretion, may waive all restrictions with respect to a restricted share award under certain circumstances (including the death, disability, or retirement of a participant, or a material change in circumstances arising after the date of grant) subject to such terms and conditions as it deems appropriate.

          The Committee may also grant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives (“restricted units”). The Committee has the sole discretion to waive the forfeiture period and any other conditions with respect to restricted units under appropriate circumstances (including the death, permanent disability or retirement of the participant or a material change in circumstances).

          Any performance targets applicable to restricted shares or restricted units will be determined by the Committee, however, awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the following: revenue, economic value added (EVA®), operating income, return on stockholders’ equity, return on sales, stock price, return on investment, return on capital, return on assets, value of assets, market share, market penetration goals, personnel performance goals, business development goals, regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, stock price appreciation, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, attainment of specific milestones in connection with strategic initiatives (the “Performance Goals”).

          Performance Awards.  The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from Mylan, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.

          Award periods and performance targets will be determined by the Committee. Awards intended to qualify as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code will include specified levels of one or more of the Performance Goals. When circumstances occur which cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

          Other Stock-Based Awards.  The Committee may make other awards of stock purchase rights or cash awards, common stock awards or other types of awards that are valued in whole or in part by reference to the value of the common stock. The Committee will determine the conditions and terms that apply to these awards.

          Short-Term Cash Awards.  The Committee may make performance-based annual cash incentive awards to employees using whatever performance criteria the Committee deems appropriate. For those employees whom the Committee determines to be subject to Section 162(m) of the Internal Revenue Code, however, annual cash incentive awards that are intended to qualify as “performance-based” compensation exempt from the Section 162(m) limitation will be based only on attainment of specified levels of the Performance Goals. In administering the incentive program and determining short-term incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by the executive’s attainment under the applicable payment schedule. The Committee will have the flexibility, however, to reduce this amount.

          Change in Control.  Unless otherwise provided by the Committee or an incumbent board, as defined in the 2003 Plan, in the event of a change in control of Mylan as defined in the 2003 Plan, all stock options and stock appreciation rights will immediately become exercisable, the restrictions on all restricted shares and restricted units will immediately lapse and all performance awards will immediately become payable. The incumbent board has the broad discretion to determine the treatment of outstanding awards in connection with change in control events.

          Federal Income Tax Consequences.  The following is a summary of the principal federal income tax consequences of 2003 Plan benefits under present tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. The discussion of Mylan tax deductions assumes that all awards are structured to comply with the “performance-based compensation” exception, or are otherwise deductible, under Section 162(m) of the Internal Revenue Code.

          Stock Options.  No tax is incurred by the participant, and no amount is deductible by Mylan, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the common stock will constitute ordinary income to the participant. Mylan will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

          In the case of incentive stock options, although no income is recognized upon exercise by the participant and Mylan is not entitled to a deduction, the excess of the fair market value of the common stock on the date of exercise over the exercise price is counted in determining the participant’s alternative minimum taxable income. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt and within two years after the grant of the incentive stock option, gain or loss recognized on the disposition of the shares will be treated as long-term capital gain or loss. In the event of an earlier disposition of shares acquired upon the exercise of an incentive stock option, the participant may recognize ordinary income, and if so, Mylan will be entitled to a deduction in a like amount.

          Stock Appreciation Rights.  The participant will not recognize any income at the time of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the cash and the value of any common stock received will constitute ordinary income to the participant. Mylan will be entitled to a deduction in the amount of such income at the time of exercise.

          Restricted Shares.  A participant will normally not recognize taxable income upon an award of restricted shares, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock as to which the restrictions have lapsed, and Mylan will be entitled to a deduction in the same amount. However, a participant may elect under Section 83(b) of the Internal Revenue Code to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In such event, Mylan will then be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a short-term or long-

term capital gain or loss, depending on how long the shares are held by the participant.

          Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and Mylan will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and Mylan will be entitled to a deduction in the same amount.

          Performance Awards, Other Stock-Based Awards and Short-Term Cash Awards.   Normally, a participant will not recognize taxable income upon the award of such grants. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. Mylan will also then be entitled to a deduction in the same amount.

          Plan Benefits.  The specific awards that will be made under the 2003 Plan are not determinable at this time.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2003 PLAN AND RECOMMENDS THAT MYLAN’S SHAREHOLDERS VOTE “FOR” ADOPTION OF THE 2003 PLAN. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL. A COPY OF THE LONG-TERM INCENTIVE PLAN IN THE FORM PROPOSED TO BE CONSIDERED BY THE SHAREHOLDERS IS SET FORTH IN APPENDIX A TO THIS PROXY STATEMENT.

OTHER MATTERS

Matters not Included in this Proxy Statement

          The Company does not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented appropriately, proxy holders will vote on the matter at their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires that Mylan’s executive officers, directors and 10% shareholders file reports of ownership and changes of ownership of Mylan common stock with the Securities and Exchange Commission. Based on a review of these reports provided to the Company and written representations from executive officers and directors, Mylan believes that all filing requirements were met during fiscal 2003, with the following exceptions:

          Dr. Gaisford inadvertently failed to report one transaction involving 25 shares of Mylan common stock on a timely basis.

          Mr. Todd, as well as Mr. Gary Sphar, Mylan’s Vice President and Corporate Controller, both inadvertently failed to include a gift of Mylan stock on the Form 5 in the appropriate period. Mr. Todd’s donation of 7,500 shares should have been reported on his 2001 Form 5. Mr. Sphar’s donation of 150 shares should have been reported on his 2002 Form 5.

Shareholder Proposals for the 2004 Annual Meeting

          If you wish to submit proposals for possible inclusion in Mylan’s 2004 Proxy Statement, you must do so on or before February 20, 2004. Additionally, under the Company’s By-laws, a Mylan shareholder of record at the time of giving notice of the annual meeting who is entitled to vote at the annual meeting may request that business be brought before the annual meeting by delivering to Mylan a timely notice setting forth each matter the shareholder proposes to bring before the meeting. The notice must describe, in reasonable detail, the business to be brought before the meeting and the reasons for conducting such business. The notice also must set forth the name and address (as they appear in Mylan’s records) of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made; the class and number of shares of Mylan that are owned beneficially and of record by the shareholder and any such beneficial owner; and any material interest of such shareholder or such beneficial owner in the proposed business. To be timely, the notice must be received by Mylan’s corporate secretary not less than 120 calendar days prior to the annual meeting. In addition, the Mylan by-laws provide that a Mylan shareholder of record at the time of giving the notice discussed below and who is eligible to vote for the election of directors at the annual meeting, may submit nominations of persons for election as directors by delivering a timely notice, setting forth the following: name and address (as they appear in Mylan’s records) of the shareholder and the beneficial owner, if any, on whose behalf the nomination is made; a representation that the shareholder giving the notice is a holder of record of Mylan’s common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; the class and number of shares owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; a description of all arrangements or understandings between or among any of the shareholder giving notice, the beneficial owner on whose behalf notice is given, each nominee, and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving notice; such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board; and the signed consent of each nominee to serve as a Director if elected. To be timely, the notice must be received by Mylan’s corporate secretary not less than 120 calendar days prior to the annual meeting.

Solicitation

          Mylan is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

          Mylan pays the cost of preparing, assembling and mailing this proxy-solicitation material. The Company will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial shareholders whose stock is registered in the nominee’s name.

          Mylan has engaged Morrow & Co., Inc. to assist in soliciting proxies from brokers, banks and other nominee holders of Mylan Stock at a cost of approximately $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

Shareholder List

          A shareholder list will be available for your examination during normal business hours at Mylan’s offices at 1500 Corporate Drive, Suite 400, Canonsburg, Pennsylvania, 15317, at least 10 days prior to the Annual Meeting.

Revocability of Proxy

          You may revoke the enclosed proxy by filing a written notice of revocation with Mylan (at the address shown on the cover page), by providing a later executed proxy or by voting in person at the Annual Meeting.

Copies of Annual Report

          Upon written request to the undersigned Secretary (at the address specified on the cover page) by any shareholder whose proxy is solicited hereby, Mylan will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission, which includes the consolidated financial statements and schedules thereto, without charge to the shareholder requesting the same.

Respectfully submitted,

Roger L. Foster, Esq.
Secretary

Appendix A

MYLAN LABORATORIES INC.
2003 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

          1.01 Purpose. The purpose of the Mylan Laboratories Inc. 2003 Long-Term Incentive Plan (as the same may be amended from time to time, the “Plan”) is to assist Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), and its Subsidiaries (as defined below) in attracting and retaining highly competent key employees, consultants, independent contractors and non-employee directors and to act as an incentive in motivating selected key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries (as defined below) to achieve long-term corporate objectives.

          1.02 Adoption and Term. The Plan was approved by the Board of Directors of the Company (the “Board”) and became effective upon such approval, subject however to approval by the shareholders of the Company at the 2003 annual meeting of shareholders (the “Effective Date”). The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Incentive Stock Option (as defined below) may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII and VIII with respect to the Performance Goals (as defined below) applicable to performance-based awards to “covered employees” under Section 162(m) of the Code (as defined below) shall expire as of the fifth anniversary of the Effective Date unless such provisions are re-approved by the shareholders before such date.

ARTICLE II

DEFINITIONS

          For the purposes of this Plan, capitalized terms shall have the following meanings:

          2.01 Award means any grant to a Participant of one or a combination of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights described in Article VI, Restricted Shares or Restricted Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX and short-term cash incentive Awards described in Article X.

          2.02 Award Agreement means a written agreement between the Company and a Participant or a written notice from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

          2.03 Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

           2.04 Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and an Award Agreement upon the Participant’s death.

          2.05 Board shall have the meaning given to such term in Section 1.02.

          2.06 Change in Control means the first to occur of the following dates after the Effective Date: (a) the date of acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, its Subsidiaries, or any employee benefit plan of the Company or its Subsidiaries, of 30% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the closing date of a merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 70% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (c) the effective date of a liquidation or dissolution of the Company; (d) the closing date of a sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company; and (e) the date upon which the individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

          2.07 Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

          2.08 Committee means the Stock Option Committee of the Board or any successor committee that performs a similar function.

          2.09 Company shall have the meaning given to such term in Section 1.01.

          2.10 Common Stock means Common Stock of the Company.

          2.11 Date of Grant means the date as of which the Committee grants an Award. If the Committee contemplates an immediate grant to a Participant, the Date of Grant shall be the date of the Committee’s action. If the Committee contemplates a date on which the grant is to be made other than the date of the Committee’s action, the Date of Grant shall be the date so contemplated and set forth in or determinable from the records of action of the Committee; provided, however, that the Date of Grant shall not precede the date of the Committee’s action.

          2.12 Effective Date shall have the meaning given to such term in Section 1.02.

           2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

          2.14 Exercise Price shall have the meaning given to such term in Section 6.01(b).

          2.15 Fair Market Value means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.

          2.16 Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

          2.17 Incumbent Board shall have the meaning given to such term in Section 2.06.

          2.18 Merger means any merger, reorganization, consolidation, share sale or exchange, transfer of assets or other transaction having similar effect involving the Company.

          2.19 Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

          2.20 Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

          2.21 Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

          2.22 Performance Awards means Awards granted in accordance with Article VIII.

          2.23 Performance Goals means any of the following (in absolute terms or relative to one or more other companies or indices): revenue, economic value added (EVA®), operating income, return on stockholders’ equity, return on sales, stock price, earnings before interest, taxes, depreciation and amortization (EBITDA), cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on capital, return on assets, values of assets, market share, market penetration goals, personnel performance goals, business development goals, regulatory compliance goals, international business expansion goals, customer retention goals, customer satisfaction goals, goals relating to acquisitions or divestitures, gross or operating margins, operating efficiency, working capital performance, earnings per share, growth in earnings per share, expense targets and/or productivity targets or ratios.

          2.24 Permanent Disability means the Participant is permanently and totally disabled within the meaning of Code Section 22(e)(3).

          2.25 Plan shall have the meaning given to such term in Section 1.01.

          2.26 Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

          2.27 Restricted Unit means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VII.

           2.28 Retirement means a Participant’s termination of employment after the Participant has reached age 55 and accumulated at least 10 years of continuous service with the Company; provided, however, that the Committee, in its sole discretion, may determine that a Participant has retired regardless of age and service with the Company.

          2.29 Stock Appreciation Rights means Awards granted in accordance with Article VI.

          2.30 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

          3.01 Committee. The Plan shall be administered by the Committee. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code, delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee or to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of any such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

          3.02 Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

          4.01 Number of Shares Issuable. The total number of shares of Common Stock authorized to be issued under the Plan shall be an aggregate of 15,000,000 shares. No more than an aggregate of 3,000,000 shares of Common Stock shall be issued under the Plan as Restricted Shares or Restricted Stock Units under Article VII, Performance Awards under Article VIII and other stock-based awards under Article IX. The foregoing share limitations shall be subject to adjustment in accordance with Section 11.08. The shares to be offered under the Plan shall be authorized and unissued shares of Common Stock, or issued shares of Common Stock which will have been reacquired by the Company.

          4.02 Shares Subject to Terminated Awards. Shares of Common Stock covered by any unexercised portions of terminated Options (including canceled Options), Stock Appreciation Rights or Stock Units granted under Article VI, terminated Restricted Units or shares of Common Stock forfeited as provided in Article VII and shares of Common Stock subject to any Award that are otherwise surrendered by a Participant or terminated may be subject to new Awards under the Plan. If any shares of Common Stock are withheld from those otherwise issuable or are tendered to the Company, by attestation or otherwise, in connection with the exercise of an Option, only the net number of shares of Common Stock issued as a result of such exercise shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

ARTICLE V

PARTICIPATION

          5.01 Eligible Participants. Participants in the Plan shall be such key employees, consultants, independent contractors and non-employee directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards in any other year. The designation of a Participant to receive an Award under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the types and amounts of their respective Awards. The Committee may grant Awards from time to time on a discretionary basis and/or provide for automatic Awards on a formula basis to a Participant or designated group of Participants. Subject to adjustment in accordance with Section 11.08, during any calendar year no Participant shall be granted Awards in respect of more than 800,000 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) and $2 million in cash; provided, however, that if it is the Committee’s intention as of the Date of Grant of an Award, as evidenced by the applicable Award Agreement, that such Award shall be earned by the Participant over a period of more than one calendar year, then for purposes of applying the foregoing per calendar year limitations, the shares of Common Stock and/or cash subject to such Award shall be allocated, as determined by the Committee in its discretion, to the first calendar year in which such shares and/or cash may be earned (determined without regard to possible acceleration of vesting as a result of a Change in

Control or pursuant to any provision of this Plan or an applicable Award Agreement authorizing the Committee to accelerate the vesting of an Award).

ARTICLE VI

STOCK OPTIONS

          6.01 Option Awards.

          (a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participants to purchase shares of Common Stock from the Company in such numbers, at such prices, and on such terms and subject to such conditions, not inconsistent with the terms of the Plan, as may be established by the Committee. The terms of any Option granted under the Plan shall be set forth in an Award Agreement.

          (b) Exercise Price of Options. The exercise price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan (the “Exercise Price”) shall be determined by the Committee; provided, however, that, except in the case of any substituted Options described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant. Except for adjustments pursuant to Section 11.08 or any action approved by the shareholders of the Company, the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the Date of Grant.

          (c) Designation of Options. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of an Option, such Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.

          (d) Special Incentive Stock Option Rules. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by such Participant in any one calendar year. Notwithstanding any other provision of the Plan to the contrary, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time the Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value on the Date of Grant of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five (5) years from the Date of Grant.

          (e) Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to the shares of Common Stock covered by an Option until that Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made with respect to any such shares of Common Stock for dividends in cash or other property or distributions of other rights on the Common Stock for which the record date is prior to the date on which that Participant or transferee shall have become the holder of record of any shares covered by such Option; provided, however, that Participants are entitled to the adjustments set forth in Section 11.08.

          6.02 Stock Appreciation Rights.

          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee provided, however, that, except in the case of any substituted Awards described in Section 11.08(c), the Exercise Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant; provided further, however, that in the case of Stock Appreciation Rights granted in tandem with Options the Exercise Price of the Stock Appreciation Right shall not be less than the Exercise Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

          (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

          6.03 Terms of Stock Options and Stock Appreciation Rights

          (a) Conditions on Exercise. An Award Agreement with respect to Options and Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

          (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

(i) Expiration of the Option and Stock Appreciation Rights as provided in the related Award Agreement; or

(ii) Termination of the Award as provided in Section 6.03(e) following the Participant’s Termination of Employment; or

(iii) Ten years from the Date of Grant.

          (c) Acceleration of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option and Stock Appreciation Rights prior to the time such Option and Stock Appreciation Rights would otherwise become exercisable under the terms of the related Award Agreement.

          (d) Extension of Exercise Time. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Sections 6.03(b)(i) and (iii).

          (e) Exercise of Options and Stock Appreciation Rights Upon Termination of Services.

(i) Death. If a Participant who is an employee of the Corporation or its subsidiaries shall die (A) while an employee of the Company or its Subsidiaries or (B) within two (2) years after termination of the Participant’s employment with the Company or its Subsidiaries because of the Participant’s Permanent Disability, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of death, may be exercised by the person or persons to whom the Participant’s rights under the Option and Stock Appreciation Right pass by will or applicable law or if no person has the right, by the Participant’s executors or administrators, at any time or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii).

(ii) Permanent Disability. If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Permanent Disability, the Participant may exercise any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of such termination of employment, at any time, or from time to time, within two (2) years of the date of the termination of employment, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(iii) Retirement. If a Participant’s employment by the Company or its Subsidiaries shall terminate because of Retirement, any Option and Stock Appreciation Right then held by the Participant, regardless of whether it was otherwise exercisable on the date of Retirement, may be exercised by the Participant at any time, or from time to time, during the balance of the exercise period as set forth in Section 6.03(b)(iii). If such a Participant dies after Retirement but before such Participant’s Options have either been exercised or otherwise expired, such Options may be exercised by the person to whom such options pass by will or applicable law or, if no person has that right, by the Participant’s executors or administrators at any time, or from time to time, during the balance of the exercise period set forth in Section 6.03(b)(iii).

(iv) Reduction in Force. Unless a date of re-employment is identified at the time of a termination of employment that is the result of a reduction in force, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, within one (1) year of the date of such termination, but in no event later than the expiration date specified in Section 6.03(b)(iii).

(v) Other Termination. Except as provided by paragraphs (i) through (iv) of this Section 6.03(e), if a Participant’s employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Options and Stock Appreciation Rights held by the Participant that are not exercisable at the date of such termination of employment shall terminate and be cancelled immediately upon such termination, and the Participant may exercise any Options and Stock Appreciation Rights that are exercisable as of the date of such termination at any time, or from time to time, until the later of (A) thirty (30) days after such Participant’s termination of employment or (B) thirty (30) days after the Participant receives notice from the Committee of the termination of the Participant’s Options and Stock Appreciation Rights. Notwithstanding the prior sentence no portion of such Options and Stock Appreciation Rights shall be exercisable later than the expiration date specified in Section 6.03(b)(iii).

(vi) Grants to Non-Employees. In the case of grants to persons who are not employees of the Company or any of its Subsidiaries, the Committee shall establish, and set forth in the applicable Award Agreement, rules for determining the effect of termination of the Participant’s services on the Participant’s outstanding Options and Stock Appreciation Rights.

          6.04 Option Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement at or before the close of business on the expiration date of the Award. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that in lieu of such cash a Participant may pay the Exercise Price in whole or in part by delivering (actually or by attestation) to the Company shares of the Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash and (ii) unless the Committee determines otherwise, no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Payment may also be made, in the discretion of the Committee, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the Option shall, as between the Company and such person, be considered for all purposes to be the owner of the shares of Common Stock with respect to which the Option has been exercised. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any shares of Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

          6.05 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or otherwise determined by an Incumbent Board at the time of a Change in Control, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. Unless otherwise determined by the Committee, the provisions of this Section 6.05 shall not be applicable to any Options and Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED UNITS

          7.01 Restricted Share and Restricted Unit Awards. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

          (b) Stockholder Rights. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

          (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the

Participant is treated as the owner under Sections 671 through 677 of the Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

          (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

          7.02 Terms of Restricted Shares.

          (a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.04, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

          (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

          7.03 Restricted Stock Units. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant’s Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.

          7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or otherwise determined by an Incumbent Board at the time of a Change in Control, in the event of a Change in Control, all restrictions applicable to Restricted Share and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificates. Unless otherwise determined by the Committee, the provisions of this Section 7.04 shall not be applicable to any Restricted Shares and Restricted Units granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE VIII

PERFORMANCE AWARDS

          8.01 Performance Awards.

          (a) Award Periods and Determinations of Awards. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards and Restricted Units made under Article VII. The Award Period shall be two or more fiscal or calendar years or other annual periods as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (b) Performance Targets. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will consist of specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Participants to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the value of a related Performance Award when events or transactions occur to cause such performance targets to be an inappropriate measure of achievement.

          (c) Earning Performance Awards. The Committee, on or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the applicable Performance Award to be earned based upon the degree of attainment of performance targets.

          (d) Payment of Earned Performance Awards. Payments of earned Performance Awards shall be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may provide such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

          8.02 Terms of Performance Awards.

          (a) Termination of Employment. Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards for that Award Period.

          (b) Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Award, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under subsection (d).

          (c) Death or Permanent Disability. If a Participant’s Termination of Employment is due to death or to Permanent Disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under subsection (d).

          (d) Pro-Rata Payment. The amount of any payment to be made to a Participant whose employment is terminated by Retirement, death or Permanent Disability (under the circumstances described in subsections (b) and (c)) will be the amount determined by multiplying (i) the amount of the Performance Award that would have been earned through the end of the Award Period had such employment not been terminated by (ii) a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period shall be made at the end of such Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant in accordance with Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section 8.02(d).

          (e) Other Events. Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the Date of Grant), subject to such terms and conditions as the Committee shall deem appropriate.

          8.03 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or otherwise determined by an Incumbent Board at the time of a Change in Control, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable (at the maximum level) to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 8.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such

Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE IX

OTHER STOCK-BASED AWARDS

          9.01 Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Company and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

          9.02 Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

          (a) Non-Transferability. Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b) Interest and Dividends. If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

          (c) Termination of Service. The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a termination of service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, Permanent Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

          (d) Performance-Based Awards. With respect to Awards under this Article IX intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.

          9.03 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement or otherwise determined by an Incumbent Board at the time of a Change in Control, in the event of a Change in Control, all other stock-based Awards under this Article IX shall immediately become fully vested and payable to all Participants and shall be paid to Participants within thirty (30) days after such Change in Control. Unless otherwise determined by the Committee, the provisions of this Section 9.03 shall not be applicable to any Performance Awards granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

          10.01 Eligibility. This Article X is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company’s short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m).

          10.02 Awards.

          (a) Performance Targets. For each fiscal year of the Company with respect to which the Committee determines this Article X to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.

          (b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

          (c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

          (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

          (e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

          10.03 Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

ARTICLE XI

TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

          11.01 Plan Provisions Control Award Terms; Successors. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan the terms of which are contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

          11.02 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or the Participant shall have received and acknowledged notice of the Award authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

          11.03 Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of that Award) after its Date of Grant except by express written agreement between the Company and such Participant, provided that any such change (a) may not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

          11.04 Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable Award Agreement or an amendment thereto), and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

          11.05 Withholding Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment of cash or issuance of shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines. With the approval of the Committee, the Participant may elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, the Fair Market Value of which is equal to the amount of withholding taxes due (the amount of withholding that may be satisfied in this manner may be limited by the Committee, in its discretion, in order to avoid adverse financial accounting consequences to the Company), (ii) by direct payment to the Company in cash of the minimum amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of withholding such shares and paying cash.

          11.06 Surrender of Awards. Any award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the Participant approve.

          11.07 Cancellation of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11.07, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (iv) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

          11.08 Adjustments to Reflect Capital Changes.

          (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan, the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year and the Performance Goals and Award Periods applicable to outstanding Awards shall be appropriately adjusted to reflect any stock dividend, stock split, or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b) Certain Mergers. In the event the Company is a party to a Merger, each outstanding Award shall be subject to the applicable agreement governing such Merger. Such agreement, without Participant’s consent, may provide for, among other things:

(i) the continuation of such outstanding Awards by the Company (if the Company is the surviving corporation);

(ii) the full vesting of such Award immediately prior to the consummation of such transaction and the cancellation of any such Award that is not exercised before the actual consummation of such transaction;

(iii) the assumption of the Plan and such outstanding Awards by the surviving corporation or its Parent;

(iv) the substitution by the surviving corporation or its parent of stock-based awards with substantially the same terms and conditions for such outstanding Awards; or

(v) the cancellation of all vested and non-vested outstanding Awards in exchange for a payment in cash and/or other property in an amount equal to the value imputed to such Award, as determined by the Committee in its sole discretion, in connection with the Merger transaction (which, in the case of Options, shall be the amount of the Option “spread”).

          (c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options or other Awards under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for old stock options granted under a plan of another party to the merger whose shares of stock subject to the old options may no longer be issued following the Merger. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such stock options shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

          11.09 Legal Compliance. Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          11.10 No Right to Employment. No Participant or other person shall have any claim of right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

          11.11 Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

          11.12 Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions thereof, and construed in accordance therewith.

           11.13 No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

          11.14 Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

          11.15 Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan, such Award and every other Award at any time granted under the Plan shall remain in full force and effect.

          11.16 Amendment and Termination.

          (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, that no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, materially adversely affect the right of such individual under such Award; and provided further, that no such alteration or amendment of the Plan shall, without approval by the stockholders of the Company (i) increase the total number of shares of Common Stock which may be issued or delivered under the Plan, (ii) increase the total number of shares which may be covered by Awards to any one Participant or (iii) amend Section 6.01(b).

          (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not been terminated.

          11.17 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

          (a) Determine which Subsidiaries shall be covered by the Plan;

          (b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

          (c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

          (d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 11.17 by the Board shall be attached to this Plan document as appendices; and

          (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

*  *  *  *  *  *

PROXY - MYLAN LABORATORIES INC.

Annual Meeting of Shareholders July 25, 2003

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints MILAN PUSKAR and PATRICIA SUNSERI, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MYLAN LABORATORIES INC. (“Mylan”) standing in the name of the undersigned on May 23, 2003, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting of Shareholders of Mylan to be held July 25, 2003 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

(Continued and to be Signed on Reverse Side)	SEE REVERSE SIDE

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Shareholders
MYLAN LABORATORIES INC.

July 25, 2003

Please Detach and Mail in the Envelope Provided

[x] Please mark your votes as shown in this example.

1.	Elect eleven directors, each for a term of one year: FOR WITHHOLD AUTHORITY FOR ALL NOMINEES For, except vote withheld from the following nominee(s):	Nominees:	Milan Puskar
Robert J. Coury
Wendy Cameron
Laurence S. DeLynn
John C. Gaisford, M.D.
Douglas J. Leech
Joseph C. Maroon, M.D.
Patricia A. Sunseri
C.B. Todd
Randall L. Vanderveen, Ph.D.
Stuart A. Williams, Esq.

		FOR	AGAINST	ABSTAIN
2.	Approve an increase in the number of authorized shares of the Company’s common stock to 600,000,000 shares.	[ ]	[ ]	[ ]

3.	Adopt the Mylan Laboratories Inc. 2003 Long-term Incentive Plan	[ ]	[ ]	[ ]

Act upon such other business as may be properly brought before the meeting.

     This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted FOR Items 1, 2, & 3 if no choice is specified.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)__________________________________________	DATE_________________________________	, 2003

Note: Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

MYLAN LABORATORIES INC.

July 25, 2003

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

TO VOTE BY INTERNET

Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and Mail in the Envelope Provided

[x] Please mark your votes as shown in this example.

		Nominees:	Milan Puskar
1.	Elect eleven directors, each for a term of one year:		Robert J. Coury Wendy Cameron Laurence S. DeLynn John C. Gaisford, M.D. Douglas J. Leech Joseph C. Maroon, M.D. Patricia A. Sunseri C.B. Todd
	FOR WITHHOLD AUTHORITY FOR ALL NOMINEES		Randall L. Vanderveen, Ph.D. Stuart A. Williams, Esq.

For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	Approve an increase in the number of authorized shares of the Company’s common stock to 600,000,000 shares.	[ ]	[ ]	[ ]

3.	Adopt the Mylan Laboratories Inc. 2003 Long-term Incentive Plan	[ ]	[ ]	[ ]

Act upon such other business as may be properly brought before the meeting.

     This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. This proxy will be voted FOR Items 1, 2, & 3 if no choice is specified.

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them, may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of Mylan Laboratories Inc.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)	DATE	,2003

Note: Please sign exactly as your names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.